                                   EXHIBIT 11



              SCHEDULE OF COMPUTATION OF PRIMARY AND FULLY DILUTED
                             NET INCOME PER SHARE

                           ALBANY INTERNATIONAL CORP.
                                   EXHIBIT 11
      SCHEDULE OF COMPUTATION OF PRIMARY AND FULLY DILUTED NET INCOME PER SHARE

                    (in thousands, except per share data)

PRIMARY EARNINGS PER SHARE:

    For the three months                                                            For the year ended
     ended December 31,                                                                 December 31,
  1995 (1)           1994 (1)                                                    1995 (1)         1994 (1)
------------      -----------                                                --------------    -------------
  30,313,147       30,033,929   Common stock outstanding at end of period    30,313,147           30,033,929

                                Adjustments to ending shares to arrive at
                                  weighted average for the period:
     (23,553)         (24,052)      Shares contributed to E.S.O.P. (2)         (75,763)             (78,940)
         (72)         -             Shares issued under option (2)            (133,024)              (1,643)
      55,435          -             Treasury shares purchased (2)               97,561                 -
         (26)         -             Shares issued due to conversion of             (63)                -
                                       debt (2)
------------      -----------                                               ---------------       -----------
  30,344,931       30,009,877   Weighted average number of shares           30,201,858             29,953,346
------------      -----------                                               ---------------       -----------
------------      -----------                                               ---------------       -----------
     $12,118           $8,383   Net income                                     $43,050               $23,952
------------      -----------                                               ---------------       -----------
------------      -----------                                               ---------------       -----------

       $0.40            $0.28   Net income per share (3)                         $1.43                 $0.80
------------      -----------                                               ---------------       -----------
------------      -----------                                               ---------------       -----------

      (1) Includes Class A and Class B Common Stock

      (2) Calculated as follows:
          number of shares multiplied by the reciprocal of the number of days outstanding (or the reciprocal of the number of days held in treasury for treasury stock purchases) divided by the number of days in the period

          SHARES CONTRIBUTED TO E.S.O.P.:

      For the year:
             January 31, 1994             10,831 * (30/365)                        890
             February 28, 1994            11,120 * (58/365)                      1,767
             March 31 1994                11,090 * (89/365)                      2,704
             April 12, 1994                56 * (101/365)                           15
             April 30, 1994              11,683 * (119/365)                      3,809
             May 31, 1994                11,882 * (150/365)                      4,883
             June 30, 1994               12,440 * (180/365)                      6,135
             July 31, 1994               12,977 * (211/365)                      7,502
             August 31, 1994             12,679 * (242/365)                      8,406
             September 30, 1994          13,090 * (272/365)                      9,755
             October 31, 1994            10,963 * (303/365)                      9,101
             November 14, 1994             39 * (317/365)                           34
             November 30, 1994           12,996 * (333/365)                     11,857
             December 31, 1994           12,114 * (364/365)                     12,082
                                                                                ------
                                                                                78,940
                                                                                ------
                                                                                ------

             January 31, 1995             12,346 * (30/365)                      1,015
             February 23, 1995             656 * (53/365)                           95
             February 28, 1995            13,324 * (58/365)                      2,117
             February 28, 1995            37,040 * (58/365)                      5,886
             March 31, 1995               12,697 * (89/365)                      3,096
             April 30, 1995               9,968 * (119/365)                      3,250
             May 31, 1995                10,301 * (150/365)                      4,233

                           ALBANY INTERNATIONAL CORP.
                                   EXHIBIT 11
      SCHEDULE OF COMPUTATION OF PRIMARY AND FULLY DILUTED NET INCOME PER SHARE

                    (in thousands, except per share data)


             June 30, 1995               10,217 * (180/365)                      5,039
             July 18, 1995                 32 * (198/365)                           17
             July 31, 1995                8,382 * (211/365)                      4,845
             August 31, 1995             10,146 * (242/365)                      6,727
             September 30, 1995           9,729 * (272/365)                      7,250
             October 31, 1995            10,943 * (303/365)                      9,084
             November 30, 1995           11,614 * (333/365)                     10,596
             December 31, 1995           12,547 * (364/365)                     12,513
                                                                                ------
                                                                                75,763
                                                                                ------
                                                                                ------

      For the three months:
             October 31, 1994             10,963 * (30/92)                       3,575
             November 14, 1994              39 * (44/92)                            19
             November 30, 1994            12,996 * (60/92)                       8,476
             December 31, 1994             12,114 * 91/92)                      11,982
                                                                                ------
                                                                                24,052
                                                                                ------
                                                                                ------

             October 31, 1995             10,943 * (30/92)                       3,568
             November 30, 1995            11,614 * (60/92)                       7,574
             December 31, 1995            12,547 * (91/92)                      12,411
                                                                                ------
                                                                                23,553
                                                                                ------
                                                                                ------

    SHARES ISSUED UNDER OPTION:
      For the year:
             March 22, 1994               7,500 * (80/365)                       1,643
                                                                                ------
                                                                                ------

             April 12, 1995              25,000 * (101/365)                      6,918
             April 27, 1995               5,000 * (116/365)                      1,589
             May 1, 1995                 20,000 * (120/365)                      6,575
             June 2, 1995                 7,500 * (152/365)                      3,123
             June 6, 1995                14,000 * (156/365)                      5,983
             June 14, 1995                 600 * (164/365)                         270
             July 10, 1995                1,200 * (190/365)                        625
             July 12, 1995               15,000 * (192/365)                      7,890
             July 13, 1995               10,000 * (193/365)                      5,288
             July 19, 1995               15,000 * (199/365)                      8,178
             July 20, 1995               10,000 * (200/365)                      5,479
             July 26, 1995                7,500 * (206/365)                      4,233
             July 27, 1995                5,000 * (207/365)                      2,836
             July 28, 1995               28,800 * (208/365)                     16,412
             July 31, 1995               55,000 * (211/365)                     31,794
             August 4, 1995               3,000 * (215/365)                      1,767
             August 7, 1995              10,000 * (218/365)                      5,973
             August 10, 1995              3,700 * (221/365)                      2,240
             August 23, 1995              6,200 * (234/365)                      3,975
             September 1, 1995            1,200 * (243/365)                        799
             September 12, 1995           1,200 * (254/365)                        835
             September 15, 1995          10,000 * (257/365)                      7,041
             September 26, 1995           2,500 * (268/365)                      1,836
             October 2, 1995              1,200 * (274/365)                        901
             October 10, 1995              600 * (282/365)                         464
                                                                                ------
                                                                               133,024
                                                                                ------
                                                                                ------

                           ALBANY INTERNATIONAL CORP.
                                   EXHIBIT 11
      SCHEDULE OF COMPUTATION OF PRIMARY AND FULLY DILUTED NET INCOME PER SHARE

                    (in thousands, except per share data)


      For the three months:
             October 2, 1995               1,200 * (1/92)                           13
             October 10, 1995               600 * (9/92)                            59
                                                                                ------
                                                                                    72
                                                                                ------
                                                                                ------

    TREASURY SHARES PURCHASED:
      For the year:
             February 16, 1995            15,000 * (46/365)                      1,890
             March 14, 1995               35,000 * (72/365)                      6,904
             November 21, 1995           100,000 * (324/365)                    88,767
                                                                                ------
                                                                                97,561
                                                                                ------
                                                                                ------

      For the three months:
             November 21, 1995            100,000 * (51/92)                     55,435
                                                                                ------
                                                                                ------

    SHARES ISSUED DUE TO CONVERSION OF DEBT:
      For the year:
             November 1, 1995              76 * (304/365)                           63
                                                                                ------
                                                                                ------

      For the three months:
             November 1, 1995               76 * (31/92)                            26
                                                                                ------
                                                                                ------

   (3) Dilutive common stock equivalents are not material and therefore are not included in the calculation of primary earnings per share.

FULLY DILUTED EARNINGS PER SHARE:

    For the three months                                                         For the year ended
     ended December 31,                                                              December 31,
    1995              1994                                                     1995             1994
--------------    ------------                                            -------------     -------------
  30,344,931       30,009,877   Weighted average number of shares           30,201,858       29,953,346

     308,801          284,046   Incremental shares of unexercised              340,227          284,046
                                  options (4)

   5,712,374        5,712,450   Convertible shares of subordinated           5,712,374        5,712,450
--------------    ------------     debentures (5)                         -------------     -------------

  36,366,106       36,006,373   Adjusted weighted average number of         36,254,459       35,949,842
--------------    ------------      shares                                -------------     -------------
--------------    ------------                                            -------------     -------------

     $13,567           $9,505   Net income (including after-tax income         $48,846          $28,440
--------------    ------------      adjustment) (5)                       -------------     -------------
--------------    ------------                                            -------------     -------------

       $0.37            $0.26   Fully diluted net income per share               $1.35            $0.79
--------------    ------------                                            -------------     -------------
--------------    ------------                                            -------------     -------------

   (4) Incremental shares of unexercised options are calculated based on the higher of the average price of the Company's stock or the ending price for the respective period. The calculation includes all options whose exercise price is below the higher of the average or ending stock price.

   (5) The original subordinated debentures are convertible into 5,712,450 shares of the Company's Class A Common Stock. Two debentures were converted into 76 shares as of December 31, 1995. Upon any conversion, the Company would realize an after-tax income adjustment based on the effective interest expense on the bonds less the corresponding income tax deduction. The remaining amount of the shares and the income adjustment will be included in the calculation only when they cause dilution to net income per share.